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Directors / Officers Report
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Van Kampen Funds Inc.

Directors
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John S. Cooper                         Director
Steven M. Massoni                      Director

Officers
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John S. Cooper                         Co-President
Steven M. Massoni                      Co-President
Lisa Lee Gray                          Chief Compliance Officer
Annette J. Lege                        Chief Financial Officer
Tara Jones Baker                       Vice President, Syndicate and Underwriting
Brian Edward Binder                    Vice President
Jonathan Andrew Dominy                 Vice President, Business Development
Alan E. Erickson                       Vice President, Product Development
Brad D. Feeley                         Vice President, Business Development
Lisa Lee Gray                          Vice President
Steven M. Heite                        Vice President, Operations
Richard Ralph Hoffman                  Vice President
Zahedul Hoque                          Vice President, Product Development
Timothy M. O'Reilly                    Vice President, Portfolio and Inventory Management
Thomas J. Sauerborn                    Vice President, Operations
John C. Schorle                        Vice President, Research
John F. Tierney                        Vice President
Mark W. Gregson                        Financial and Operations Principal

Directors / Officers Report
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Van Kampen Funds Inc.

John M. Zerr                           Secretary
John M. Zerr                           General Counsel
Annette J. Lege                        Treasurer
Peter Davidson                         Assistant Secretary
Christopher B. Fischer                 Assistant Secretary
P. Michelle Grace                      Assistant Secretary
Seba P. Kurian                         Assistant Secretary
Elisa Mitchell                         Assistant Secretary
Elizabeth Nelson                       Assistant Secretary
Stephen R. Rimes                       Assistant Secretary
Melanie Ringold                        Assistant Secretary
Yinka Akinsola                         Anti-Money Laundering Compliance Officer
Laurence J. Althoff                    Executive Director, Administration/Support
Matthew T. Baker                       Executive Director, Business Development
Craig S. Falduto                       Executive Director, Research
Brian Christopher Hartigan             Executive Director, Product Development
Michael J. Magee                       Executive Director, Portfolio and Inventory Management
John Thaddeaus Moser                   Executive Director, Marketing
John M. Walsh                          Executive Director, Business Development
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